UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2024

GUARDION HEALTH SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38861	47-4428421
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2925 Richmond Avenue, Suite 1200

Houston, Texas 77098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (800) 873-5141

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GHSI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Jan Hall

On September 17, 2024, Guardion Health Sciences, Inc. (the “Company”) announced the termination of Janet (“Jan”) Hall, its President and Chief Executive Officer, effective on October 17, 2024. As provided in her employment agreement, Ms. Hall is entitled to thirty days’ notice of the Company’s intention to terminate her employment. Accordingly, Ms. Hall will remain as an employee of the Company through October 17, 2024. Pursuant to the previously disclosed terms and conditions of Ms. Hall’s employment agreement, including, without limitation, Ms. Hall’s execution and non-revocation of a general release in favor of the Company and certain other parties, Ms. Hall will receive (i) severance in a total amount of approximately $400,000, less applicable withholdings and deductions payable as described in her employment agreement, and (ii) a transaction bonus of $300,000, less applicable withholdings and deductions, in connection of the Company’s recent sale of its Viactiv® brand and business to Doctor’s Best, Inc.

The Company expects to identify and announce an interim President and Chief Executive Officer prior to October 17, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2024	GUARDION HEALTH SCIENCES, INC.
(Registrant)

	By:	/s/ Katie Cox
	Name:	Katie Cox
	Title:	Chief Accounting Officer